Exhibit 99.1

Turning Point Brands Announces First Quarter 2024 Results

-Q1 2024 Adjusted EBITDA of $25.3 million, up 22% over prior year
- Net Sales for Q1 2024 Zig-Zag and Stoker’s Products Increased 10% Year-Over-Year
-Company reaffirms full-year 2024 adjusted EBITDA guidance of $95 to $100 million.

LOUISVILLE, KY – May 2, 2024 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, announced today financial results for the first quarter ended March 31, 2024.

Q1 2024 vs. Q1 2023

•	Total consolidated net sales decreased 3.9% to $97.1 million
o	Zig-Zag Products net sales increased by 11.5%
o	Stoker’s Products net sales increased by 8.0%
o	Creative Distribution Solutions net sales decreased by 44.9%
•	Gross profit increased 6.8% to $51.9 million
•	Net income increased 58.1% to $12.0 million
•	Adjusted net income increased 29.8% to $15.4 million (see Schedule B for a reconciliation to net income)
•	Adjusted EBITDA increased 21.6% to $25.3 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $0.63 and Adjusted Diluted EPS of $0.80 compared to $0.41 and $0.62 in the same period one year ago, respectively (see Schedule B for a reconciliation to Diluted EPS)

Graham Purdy, President and CEO, commented: “We are encouraged by our first quarter results. We believe the execution of our strategy has Zig-Zag back on a sustainable growth trajectory; Stoker’s continued to grow and improved its market share; and the national launch of our FRE Modern Oral product is off to a good start.”

Zig-Zag Products Segment (48% of total net sales in the quarter)

For the first quarter, Zig-Zag Products net sales increased 11.5% to $46.7 million. The Alternative business saw strong growth in the quarter complemented by modest growth in US Papers and Wraps partially offset by Clipper sales declines against prior year trade load.

For the quarter, the Zig-Zag Products segment gross profit increased 23.0% to $27.5 million. Gross margin increased 550 basis points to 59.0% driven primarily by product mix.

“We were encouraged by the outsized performance of the alternative channel in the quarter,” said Purdy. “Our ongoing efforts continue to demonstrate progress toward sustainably growing the Zig-Zag brand.”

Stoker’s Products Segment (38% of total net sales in the quarter)

For the first quarter, Stoker’s Products net sales increased 8.0% to $36.4 million on mid-single-digit growth of MST and triple-digit growth off a low base for our Modern Oral product FRE partially offset by mid-single-digit decline in loose-leaf chewing tobacco. For the first quarter, total Stoker’s Products segment volume increased 0.1%, while price / mix increased 7.9%.

For the quarter, the Stoker’s Products segment gross profit increased 6.9% to $20.8 million. Gross margin contracted 60 basis points to 57.2%.

Performance Measures in the First Quarter

First quarter consolidated selling, general and administrative (“SG&A”) expenses were $32.6 million compared to $30.8 million in the first quarter of 2023.

The first quarter SG&A included the following notable items:

•	$1.3 million of accrued legal and severance costs;
•	$2.1 million of stock compensation expense compared to $0.7 million in the year-ago period; and
•	$0.8 million of FDA PMTA-related expenses for modern oral products compared to $0.2 million in the year-ago period.

Total gross debt as of March 31, 2024 was $368.5 million. Net debt (total gross debt less unrestricted cash) at March 31, 2023 was $237.6 million. The Company ended the quarter with total liquidity of $189.9 million, comprised of $130.9 million in cash and $59.0 million of asset backed revolving credit facility capacity.

During the quarter, the Company re-purchased 72,545 shares at a cost of $2.1 million.

2024 Outlook

The Company is maintaining its previous expectation of full-year 2024 adjusted EBITDA of $95 to $100 million.

Creative Distribution Solutions (“CDS”) (14% of total net sales in the quarter)

For the first quarter, CDS net sales were $14.0 million, gross profit was $3.6 million, and gross margin was 25.4%.

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10:00 a.m. Eastern on Thursday, May 2, 2024. Investment community participants should dial in 10 minutes ahead of time using the toll-free number (888) 330-2502 (international participants should call (240) 789-2713 and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands. TPB’s products are available in more than 215,000 retail outlets in North America, and on sites such as www.zigzag.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contacts

Turning Point Brands, Inc.
ir@tpbi.com

Financial Statements Follow:

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales	$97,058	$100,956
Cost of sales	45,146	52,339
Gross profit	51,912	48,617
Selling, general, and administrative expenses	32,646	30,775
Operating income	19,266	17,842
Interest expense, net	3,479	4,010
Investment (gain) loss	(119)	4,799
Gain on extinguishment of debt	-	(777)
Income before income taxes	15,906	9,810
Income tax expense	3,727	2,468
Consolidated net income	12,179	7,342
Net income (loss) attributable to non-controlling interest	169	(255)
Net income attributable to Turning Point Brands, Inc.	$12,010	$7,597

Basic income per common share: Net income attributable to Turning Point Brands, Inc.	$0.68	$0.43
Diluted income per common share: Net income attributable to Turning Point Brands, Inc.	$0.63	$0.41
Weighted average common shares outstanding:
Basic	17,654,684	17,531,414
Diluted	20,170,314	20,669,152

Supplemental disclosures of statements of income information:
Excise tax expense	$5,190	$5,024
FDA fees	$149	$195

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)

ASSETS	(unaudited) March 31, 2024	December 31, 2023
Current assets:
Cash	$130,903	$117,886
Accounts receivable, net of allowances of $43 in 2024 and $78 in 2023	8,198	9,989
Inventories, net	105,467	98,960
Other current assets	34,437	40,781
Total current assets	279,005	267,616
Property, plant, and equipment, net	24,790	25,300
Deferred income taxes	1,426	1,468
Right of use assets	10,868	11,480
Deferred financing costs, net	2,305	2,450
Goodwill	136,365	136,250
Other intangible assets, net	80,177	80,942
Master Settlement Agreement (MSA) escrow deposits	28,427	28,684
Other assets	22,953	15,166
Total assets	$586,316	$569,356

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,934	$8,407
Accrued liabilities	30,974	33,635
Current portion of long-term debt	59,397	58,294
Total current liabilities	109,305	100,336
Notes payable and long-term debt	306,496	307,064
Lease liabilities	9,360	9,950
Total liabilities	425,161	417,350

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 20,016,822 issued shares and 17,627,817 outstanding shares at March 31, 2024, and 19,922,137 issued shares and 17,605,677 outstanding shares at December 31, 2023	200	199
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	119,792	119,075
Cost of repurchased common stock (2,389,005 shares at March 31, 2024, and 2,316,460 shares at December 31, 2023)	(80,172)	(78,093)
Accumulated other comprehensive loss	(3,048)	(2,648)
Accumulated earnings	123,192	112,443
Non-controlling interest	1,191	1,030
Total stockholders' equity	161,155	152,006
Total liabilities and stockholders' equity	$586,316	$569,356

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Consolidated net income	$12,179	$7,342
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on extinguishment of debt	-	(777)
Loss (gain) on sale of property, plant, and equipment	1	(6)
Gain on MSA investments	6	-
Depreciation and other amortization expense	944	776
Amortization of other intangible assets	779	771
Amortization of deferred financing costs	696	626
Deferred income tax expense	114	299
Stock compensation expense	2,062	743
Noncash lease income	(42)	(14)
Loss on investments	-	4,897
Changes in operating assets and liabilities:
Accounts receivable	1,929	(216)
Inventories	(6,296)	6,173
Other current assets	3,130	2,639
Other assets	(270)	(2,895)
Accounts payable	10,525	2,051
Accrued liabilities and other	(3,118)	(7,025)
Net cash provided by operating activities	$22,639	$15,384

Cash flows from investing activities:
Capital expenditures	$(366)	$(2,435)
Purchases of investments	(7,119)	-
Purchases of non-marketable equity investments	(500)	-
Restricted cash, MSA escrow deposits	(1)	-
Proceeds on the sale of property, plant and equipment	-	3
Net cash used in investing activities	$(7,986)	$(2,432)

Cash flows from financing activities:
Convertible Senior Notes repurchased	$-	$(13,002)
Proceeds from call options	-	33
Payment of dividends	(1,149)	(1,052)
Exercise of options	3	357
Redemption of restricted stock units	(136)	-
Redemption of performance based restricted stock units	(1,212)	(889)
Common stock repurchased	(2,079)	-
Net cash used in financing activities	$(4,573)	$(14,553)

Net decrease in cash	$10,080	$(1,601)
Effect of foreign currency translation on cash	$(58)	$(1)

Cash, beginning of period:
Unrestricted	$117,886	$106,403
Restricted	4,929	4,929
Total cash at beginning of period	$122,815	$111,332

Cash, end of period:
Unrestricted	$130,903	$104,801
Restricted	1,934	4,929
Total cash at end of period	$132,837	$109,730

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss). We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, provision for income taxes, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income (Loss)” as operating income excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA Adjusted Diluted EPS, and Adjusted Operating Income (Loss) exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net income attributable to Turning Point Brands, Inc.	$12,010	$7,597
Add:
Interest expense, net	3,479	4,010
Gain on extinguishment of debt	-	(777)
Income tax expense	3,727	2,468
Depreciation expense	837	776
Amortization expense	886	771
EBITDA	$20,939	$14,845
Components of Adjusted EBITDA
Corporate and CDS restructuring (a)	1,261	-
ERP/CRM (b)	138	138
Stock options, restricted stock, and incentives expense (c)	2,062	743
Transactional expenses (d)	30	4
FDA PMTA (e)	841	158
Non-cash asset impairment (f)	-	4,897
Adjusted EBITDA	$25,271	$20,785

(a)	Represents costs associated with corporate and CDS restructuring, including severance.
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(d)	Represents the fees incurred for transaction expenses.
(e)	Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").
(f)	Represents impairment of investment assets.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com

Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)

(unaudited)	Three Months Ended March 31, 2024		Three Months Ended March 31, 2023

	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP EPS	$12,010	$0.63	$7,597	$0.41
Gain on extinguishment of debt (a)	-	-	(582)	(0.03)
Corporate restructuring (b)	966	0.05	-	-
ERP/CRM (c)	106	0.01	103	0.00
Stock options, restricted stock, and incentives expense (d)	1,579	0.08	556	0.03
Transactional expenses (e)	23	0.00	3	0.00
FDA PMTA (f)	644	0.03	118	0.01
Non-cash asset impairment (g)	-	-	3,665	0.18
Tax benefit (h)	93	0.00	415	0.02
Adjusted	$15,421	$0.80	$11,876	$0.62

Totals may not foot due to rounding

(a)	Represents gain on extinguishment of debt tax effected at the quarterly tax rate.
(b)	Represents costs associated with corporate and CDS restructuring, including severance tax effected at the quarterly tax rate.
(c)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses tax effected at the quarterly tax rate.
(d)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the quarterly tax rate.
(e)	Represents the fees incurred for transaction expenses tax effected at the quarterly tax rate.
(f)	Represents costs associated with applications related to the FDA PMTA tax effected at the quarterly tax rate.
(g)	Represents impairment of investment assets tax effected at the quarterly tax rate.
(h)	Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2024 and 2023.

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income (Loss) to Adjusted Operating Income (Loss)
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag Products		Stoker's Products		Creative Distribution Solutions
	1st Quarter 2024	1st Quarter 2023	1st Quarter 2024	1st Quarter 2023	1st Quarter 2024	1st Quarter 2023	1st Quarter 2024	1st Quarter 2023

Net sales	$97,058	$100,956	$46,697	$41,887	$36,367	$33,662	$13,994	$25,407

Gross profit	$51,912	$48,617	$27,538	$22,390	$20,815	$19,465	$3,559	$6,762

Operating income (loss)	$19,266	$17,842	$18,000	$13,641	$15,396	$14,563	$(3)	$261
Adjustments:
Corporate restructuring	1,261	-	-	-	-	-	-	-
ERP/CRM	138	138	-	-	-	-	-	-
Transactional expenses	30	4	-	-	-	-	-	-
FDA PMTA	841	158	-	-	-	-	-	-
Adjusted operating income (loss)	$21,536	$18,142	$18,000	$13,641	$15,396	$14,563	$(3)	$261

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com